UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       June 18, 2015

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

One-for-Eight Reverse Stock Split

On June 18, 2015, ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”) announced that its Board of Directors has approved a reverse stock split of ARMOUR’s outstanding shares of common stock at a ratio of one-for-eight (the “Reverse Stock Split”).  The Reverse Stock Split is scheduled to take effect at about 5:00 p.m. Eastern Time on July 31, 2015 (the “Effective Time”).  At the Effective Time, every eight issued and outstanding shares of common stock of ARMOUR will be converted into one share of common stock of ARMOUR, and as a result, the number of outstanding shares of ARMOUR’s common stock will be reduced from approximately 350,000,000 to approximately 43,750,000. At the Effective Time, the number of the Company’s authorized shares of common stock will also be reduced, on a one-for-eight  basis, from 1,000,000,000 to 125,000,000.  The par value of each share of common stock will remain unchanged.  Trading in ARMOUR’s common stock on a split adjusted basis is expected to begin at the market open on August 3, 2015. ARMOUR’s common stock will continue trading on the New York Stock Exchange under the symbol “ARR” but will be assigned a new CUSIP number.

Third Quarter 2015 Common Stock Dividends

On June 18, 2015, the Board of Directors of ARMOUR announced the Company’s expected third quarter 2015 cash dividend rates per common share as set forth below.

Month	Dividend	Holder of Record Date	Payment Date
July 2015	$0.04	July 15, 2015	July 27, 2015
August 2015	$0.33	August 17, 2015	August 27, 2015
September 2015	$0.33	September 15, 2015	September 28, 2015

The expected July 2015 dividend rate of $0.04 per common share, which is the same as the second quarter 2015 dividend rate, does not reflect the effect of the Reverse Stock Split and would be equivalent to $0.32 per common share on a basis reflecting the one-for-eight reverse stock split. After the completion of the Reverse Stock Split on July 31, 2015, ARMOUR’s August 2015 and September 2015 dividend rates are expected to be set at $0.33 per share. As a result, the aggregate dividends per common share that ARMOUR expects to pay in the third quarter of 2015 is an increase over the aggregate dividends per common share that the Company paid in the second quarter of 2015.

The foregoing description of the Reverse Stock Split is qualified in its entirety by reference to the full text of ARMOUR's press release announcing the expected third quarter 2015 common stock dividends and the Reverse Stock Split, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing expected third quarter 2015 common stock dividends and reverse stock split, dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2015

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing expected third quarter 2015 common stock dividends and reverse stock split, dated June 18, 2015